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                                                                      EXHIBIT 21

                  GENERAL INSTRUMENT CORPORATION SUBSIDIARIES

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
Ensambladora de Matamoros, S.A. de C.V.
  Incorporated: Mexico

General Instrument (Australia) Pty Limited
  Incorporated: Australia

General Instrument (Belgium) B.V.B.A.
  Incorporated: Belgium

General Instrument (Chile) Limitada
  Incorporated: Chile

General Instrument China Holdings, Inc.
  Incorporated: Delaware

General Instrument HDTV Corporation
  Incorporated: Delaware

General Instrument (Hong Kong) Limited
  Incorporated: Hong Kong

General Instrument (India), Inc.
  Incorporated: Delaware

General Instrument (Mauritius), Inc.
  Incorporated: Delaware

General Instrument (Mexico), S.A. de C.V.
  Incorporated: Mexico

General Instrument Services, Inc.
  Incorporated: Delaware

General Instrument Purchasing Corp.
  Incorporated: Delaware

Jerrold DC Radio, Inc.
  Incorporated: Delaware

Next Level Communications
  Incorporated: California

NextLevel Holdings (Taiwan), Inc.
  Incorporated: Delaware

The NextLevel Systems Foundation
  Incorporated: Illinois

NextLevel Systems (Puerto Rico), Inc.
  Incorporated: Delaware

Magnitude Compression Systems, Inc.
  Incorporated: California

GI Mauritius Holdings, Ltd.
  Incorporated: Mauritius

General Instrument of Taiwan, Ltd.
  Incorporated: Taiwan
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
Access Control Center, Inc.
  Incorporated: Delaware

Charger Industries
  Incorporated: California

DBS Services, Inc.
  Incorporated: California

General Instrument (Canada) Inc.
  Incorporated: Canada

General Instrument (Europe) Ltd.
  Incorporated: England

General Instrument (Music Services) Ltd.
  Incorporated: England

General Instrument International, Inc.
  Incorporated: Delaware

General Instrument (Brasil) Ltda.
  Incorporated: Brazil

General Instrument (Argentina) S.A.
  Incorporated: Argentina

General Instrument (Japan) Ltd.
  Incorporated: Japan

General Instrument (Singapore) Pte.
  Incorporated: Singapore
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